SUB-ITEM 77I



MFS Emerging Markets Debt Local Currency Fund, a series of MFS Series Trust X (the "Trust"), established a new class of shares, Class R5 Shares, effective November 14, 2012, as described in the fund's prospectus contained in Post-Effective Amendment No. 89 to the Registration Statement of the Trust (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2012, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.